Exhibit 4.3

WARRANT AGREEMENT

BETWEEN

STEM, INC.

AND

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.

AS WARRANT AGENT

June 30, 2025

i

Schedule A	=	Schedule of Purchasers

Exhibit A	=	Restrictive Legend

Exhibit B	=	Form of Global Warrant Certificate

Exhibit C	=	Form of Election to Exercise Book-Entry

Exhibit D	=	Form of Election to Exercise Direct Registration Warrants to be Completed by Direct Participant in the Depository Trust Company

Exhibit E	=	Form of Assignment

ii

WARRANT AGREEMENT

This WARRANT AGREEMENT, dated as of June 30, 2025 (this “Agreement”), by and between Stem, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its Affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively as Warrant Agent (the “Warrant Agent”) (each a “Party” and collectively, the “Parties”).

PRELIMINARY STATEMENTS

WHEREAS, on the date hereof, the Company entered into that certain Exchange Agreement (the “Exchange Agreement”), by and among the Company and each investor identified on the signature page thereto and specified in Schedule A attached hereto (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchaser 439,919 warrants (the “Warrants”) entitling holders thereof to purchase 439,919 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) at the Exercise Price, as adjusted in accordance with this Agreement, exercisable from the Initial Exercise Date until the Expiration Date (as defined herein), on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, the issuance of the Warrants pursuant to the Exchange Agreement and this Agreement is in reliance on the exemption from registration under the Securities Act (as defined herein) provided by Section 4(a)(2) of the Securities Act.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof, and the Warrant Agent hereby accepts such appointment upon the express terms and conditions set forth in this Agreement (and no implied terms or conditions).

SECTION 2. Issuances; Exercise Price.

(a) On the terms and subject to the conditions of this Agreement, the Company will issue the Warrants in the amounts and to the recipients specified in Schedule A attached hereto. On such date, the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the registered holder of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statement”).

(b) Each Warrant evidenced thereby entitles the holder, upon proper exercise and payment of the applicable Exercise Price, to receive from the Company, as adjusted as provided herein, one fully-paid, non-assessable share of Common Stock. The shares of Common Stock or (as provided pursuant to Section 11 hereof) securities, Cash (as defined herein) or other property deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.”

SECTION 3. Form of Warrants.

(a) Subject to Section 6 hereof, the Warrants shall be issued (i) via book-entry registration on the books and records of the Warrant Agent and evidenced by Warrant Statements, in customary form and substance and/or (ii) if requested by any Warrantholder (as defined herein), and only to the extent that (A) the Warrants are eligible for electronic clearing and settlement through the facilities of The Depository Trust Company (the “Depository”) and (B) the Warrants are eligible for exemption from the provisions of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), the Company shall use its commercially reasonable efforts to issue such Warrants in the form of one or more global certificates (the “Global Warrant Certificates”), the forms of election to exercise and of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit B attached hereto.

(b) The Global Warrant Certificates of the Warrants, may bear such appropriate insertions, omissions, legends, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by, in the case of Global Warrant Certificates, the Appropriate Officer (as defined herein) executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, and which do not affect the rights, immunities, liabilities, duties, or obligations of the Warrant Agent.

(c) Global Warrant Certificates, if any, shall be deposited with the Warrant Agent as custodian for the Depository and registered in the name of Cede & Co., or such other entity designated by the Depository, as the Depository’s nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

SECTION 4. Execution of Global Warrant Certificates.

(a) Global Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, its President, its General Counsel, a Vice President, its Secretary, an Assistant Secretary or any other authorized person appointed by the board of directors of the Company (the “Board of Directors”) from time to time (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile or electronic signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile or electronic signature of any Appropriate Officer.

(b) If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be an Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be an Appropriate Officer of the Company, and any Global Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Global Warrant Certificate, shall be an Appropriate Officer, although at the date of the execution of this Agreement such Person was not an Appropriate Officer. Global Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

SECTION 5. Registration and Countersignature.

(a) (i) Upon written order of the Company, the Warrant Agent shall (A) register in the Warrant Register (as defined herein) the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in this Agreement and (B) upon receipt of one or more Global Warrant Certificates duly executed on behalf of the Company, countersign by either manual or facsimile signature or other electronic signature such Global Warrant Certificates evidencing Warrants and shall deliver such Global Warrant Certificates to or upon the written order of the Company.

(ii) Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate.

(iii) A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

(iv) Each Person in whose name any Warrant is registered (each such registered holder, a “Warrantholder”) shall be bound by all of the terms and provisions of this Agreement (a copy of which is available on request to the Secretary of the Company) as fully and effectively as if such Warrantholder had signed the same.

(b) (i) No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual or facsimile signature or other electronic signature of the Warrant Agent.

(ii) Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

(c) (i) Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6 hereof, all in form reasonably satisfactory to the Company and the Warrant Agent.

(d) No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Warrantholder in connection with any such exchange or registration of transfer.

(e) The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that any payments required by the immediately preceding sentence have been made.

(f) Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Warrant Agent and the Company may deem and treat the Warrantholder as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Global Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the Warrantholder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

SECTION 6. Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement and the procedures of the Depository therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i) Any Warrantholder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depository or its nominee of written instructions or such other form of instructions as is customary for the Depository on behalf of any Person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depository and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Warrantholder a Book-Entry Warrant and deliver to said Warrantholder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the Persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. Book-Entry Warrants surrendered for exchange or for registration of transfer pursuant to clause (i) of this Section 6(c) or Section 6(i)(iv) hereof, shall be cancelled by the Warrant Agent. Such cancelled Book-Entry Warrants shall then be disposed of by or at the direction of the Company in accordance with applicable law. When Book-Entry Warrants are presented to or deposited with the Warrant Agent with a written request:

(i) to register the transfer of the Book-Entry Warrants; or

(ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations;

then in each case the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer or exchange in a form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his attorney, duly authorized in writing.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in a form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant (such instruments of transfer and instructions to be duly executed by the holder thereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program, or the New York Stock Exchange, Inc. Medallion Signature Program to the extent required by the Warrant Agent or the Depository), then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Exchange or Transfer of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6(f) hereof), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f) Book-Entry Warrants. If at any time, the Depository for the Global Warrant Certificates notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Warrant Certificates and a successor Depository for the Global Warrant Certificates is not appointed by the Company within ninety (90) days after delivery of such notice, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company and all other necessary information, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates, in such names and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

(g) Restrictions on Transfers of Warrants. No Warrants shall be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws. Each Warrantholder, by its acceptance of any Warrant under this Agreement, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 4(a)(2) of the Securities Act and such Warrantholder may not be able to sell or transfer any Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder. The Warrants (whether in book entry form or in the form of one or more Global Warrant Certificates), and any shares of Common Stock issued upon exercise thereof, shall bear the legend set forth as Exhibit A attached hereto until one year after the original issuance date (the “Resale Restriction Termination Date”). Upon the occurrence of the Resale Restriction Termination Date, the Company shall use its commercially reasonable efforts to deliver all the necessary documentation to cause the Company’s Transfer Agent to remove any restrictive legend on the Warrants or shares of Common Stock beneficially owned by a Warrantholder (including Warrant Shares). The Warrants will not be subject to any restrictions on transfer other than those under applicable securities laws.

(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent upon written instructions from the Company satisfactory to the Warrant Agent. At the expense of the Company, the Warrant Agent shall deliver all canceled Global Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Global Warrant Certificates.

(i) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 5 hereof and this Section 6, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 9 hereof or additional Global Warrant Certificates contemplated by Section 11 hereof.

(ii) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made to a Warrantholder for any registration, transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Warrantholder in connection with any such registration, transfer or exchange. Neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrants or any certificates for Warrant Shares in a name other than that of the Warrantholder of the surrendered Warrants, and the Company shall not be required to issue or deliver such Warrants or the certificates representing the Warrant Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Agent shall have no duty to deliver such Warrants or the certificates representing such Warrant Shares unless and until it is satisfied that all such taxes and charges have been paid.

(iv) So long as the Depository, or its nominee, is the registered owner of a Global Warrant Certificate, the Depository or such nominee, as the case may be, will be considered the sole owner or Warrantholder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 6(b) and Section 6(f) hereof upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the owners or Warrantholders thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository, as between the Depository and its members or participant, or impair the operations of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in a Global Warrant Certificate.

(v) Subject to Section 6(b), Section 6(c), and Section 6(d) hereof, and this Section 6(i), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder and any evidence of authority that may be reasonably required by the Warrant Agent, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent Office (as defined herein), duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit E attached hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit E attached hereto), duly signed by the Warrantholder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program, or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

SECTION 7. Duration and Exercise of Warrants.

(a) Subject to the terms of this Agreement, each Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning after the Initial Exercise Date and ending at the Close of Business on December 1, 2030 or, if such date is not a Business Day, the next subsequent Business Day (such date, the “Expiration Date”). The Company shall promptly provide the Warrant Agent with written notice of the Expiration Date. After the Close of Business on the Expiration Date, the Warrants will become void and of no value, and may not be exercised.

(b) Subject to the provisions of this Agreement, the Warrantholder may exercise the warrants as follows:

(i) with respect to Book-Entry Warrants, (A) must provide written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent at the addresses set forth in Section 19 hereof no later than the Close of Business on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit C attached hereto, properly completed and duly executed by the registered holder of the Book-Entry Warrant and (B) will pay (x) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised on the date the notice is provide to the Warrant Agent or (y) in the case of a Cashless Exercise (as defined herein), the required consideration in the manner set forth in Section 7(d) hereof, in each case, together with any applicable taxes and governmental charges; or

(ii) with respect to Warrants held through the book-entry facilities of the Depository, (A) a Warrant Exercise Notice to exercise the Warrant must be sent to the Company and the Warrant Agent at the addresses set forth in Section 19 hereof no later than the Close of Business on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit D attached hereto, properly completed and duly executed by the Warrantholder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depository, by or through Persons that are direct participants in the Depository; (B) such Warrants shall be delivered no later than the Close of Business on the Settlement Date, to the Warrant Agent by book-entry transfer through the facilities of the Depository, if such Warrants are represented by a Global Warrant Certificate; and (C) a payment must be made, of (x) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised, or (y) in the case of a Cashless Exercise, the required consideration in the manner set forth in Section 7(d) hereof, in each case, together with any applicable taxes and governmental charges. The date that is one (1) Business Day after a Warrant Exercise Notice is timely delivered is referred to for all purposes under this Agreement as the “Settlement Date.”

To the extent a Warrant Exercise Notice is delivered in respect of a Warrant no later than the Close of Business on the Expiration Date, but the other deliveries and payments specified in Section 7(b)(i) and Section 7(b)(ii) hereof are effected thereafter but no later than the Close of Business on the Settlement Date, the Warrants shall nonetheless be deemed exercised prior to the Expiration Date for the purposes of this Agreement.

(c) The aggregate Exercise Price shall be payable in lawful money of the United States of America either by certified or official bank or bank cashier’s check payable to the order of the Company or otherwise as agreed with the Company.

(d) (i) In lieu of paying the aggregate Exercise Price as set forth in Section 7(c) hereof, provided that the Common Stock is listed or admitted for trading on a national securities exchange or an over-the-counter market or comparable system, subject to the provisions of this Agreement, each Warrant shall entitle the Warrantholder, at the election of such Warrantholder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of all Warrants being exercised by such Warrantholder at such time which, when multiplied by the Current Market Price of the Warrant Shares (or the Market Price with respect to Warrant Shares other than shares of Common Stock, as applicable), is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”). The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise is as follows:

Where:	X = the number of Warrant Shares issuable upon exercise pursuant to this Section 7(d).

A = the Current Market Price of a Warrant Share (or the Market Price with respect to Warrant Shares other than shares of Common Stock, as applicable) on the Business Day immediately preceding the date on which the Warrantholder delivers the Warrant Exercise Notice.

B = the Exercise Price.

C = the number of Warrant Shares as to which a Warrant is then being exercised including the withheld Warrant Shares.

(ii) The number of Warrant Shares to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 7(d). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to any exercise under any section of this Agreement, is accurate or correct.

(iii) Notwithstanding the foregoing, no Cashless Exercise shall be permitted if (A) the foregoing calculation results in a negative number or (B) as the result of any adjustment made pursuant to Section 11, at the time of such Cashless Exercise, Warrant Shares include a Cash component and the Company would be required to pay Cash to a Warrantholder upon an exercise of Warrants.

(e) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Warrantholder and the Company, enforceable in accordance with its terms.

(f) The Warrant Agent shall:

(i) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of the Warrantholders as contemplated hereunder to ascertain whether or not, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any discrepancies between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company promptly after receipt of a Warrant Exercise Notice, of (A) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the shares of Common Stock of the Company deliverable upon such exercise, subject to timely receipt from the Depository of the necessary information, and (C) such other information as the Company shall reasonably require; and

(v) subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depository, liaise with the Depository and endeavor to effect such delivery to the relevant accounts at the Depository in accordance with its requirements.

(g) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant Exercise Notice will be determined by the Company (acting in good faith). The Warrant Agent shall incur no liability for or in respect of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company (acting in good faith) shall be final and binding on the Warrantholders, absent manifest error. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Warrantholders of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(h) (i) As soon as practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, or cause to be issued or delivered, in authorized denominations to or upon the order of the Warrantholder of the Warrants, either:

(A) if such Warrantholder holds the Warrants being exercised through the Depository’s book-entry transfer facilities, by same-day or next-day credit to the Depository for the account of such Warrantholder or for the account of a participant in the Depository the number of Warrant Shares to which such Warrantholder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Warrantholder or by the direct participant in the Depository through which such Warrantholder is acting, or

(B) if such Warrantholder holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company’s Transfer Agent (as defined herein) or, at the Company’s option, by delivery to the address designated by such Warrantholder in its Warrant Exercise Notice of a physical certificate representing the number of Warrant Shares to which such Warrantholder is entitled, in fully registered form, registered in such name or names as may be directed by such Warrantholder.

(ii) If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Global Warrant Certificate or new Global Warrant Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or new Global Warrant Certificates pursuant to the provisions of Section 5 hereof and this Section 7.

(iii) The Person in whose name any certificate or certificates for the Warrant Shares are to be issued (or such Warrant Shares are to be registered, in the case of a book-entry transfer) upon exercise of a Warrant shall be deemed to have become the holder of such Warrant Shares on the date such Warrant Exercise Notice is delivered.

(i) (i) The Company shall not effect any exercise of a Warrant, and a Warrantholder shall not have the right to exercise any portion of a Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Warrant Exercise Notice, the Warrantholder (together with the Warrantholder’s Affiliates, and any other Persons acting as a group together with the Warrantholder or any of the Warrantholder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined herein). The Company shall use commercially reasonable efforts to not effect any exercise of a Warrant if, to the Company’s knowledge (based solely on a Warrantholder’s Warrant Exercise Notice received by the Company of such Warrantholder’s and its Attribution Parties beneficial ownership of the Company’s Common Stock), after giving effect to such issuance after the exercise as set forth on the applicable Warrant Exercise Notice, the Warrantholder and its Attribution Parties would beneficially own in excess of the Beneficial Ownership Limitation. The Company shall not have any liability whatsoever for failing to effect any such exercise to the extent that it reasonably believed that such Beneficial Ownership Limitation would be so exceeded; provided that the Company’s obligation to issue Warrant Shares in excess of the Beneficial Ownership Limitation shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such Warrant Shares may be issued in compliance with the Beneficial Ownership Limitation. Notwithstanding the foregoing, such suspended obligation shall terminate on the Expiration Date.

(ii) For purposes of the foregoing paragraph, the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of a Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised Warrant beneficially owned by the Warrantholder or any of its Affiliates or Attribution Parties, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 7(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Warrantholder that the Company is not representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 7(i) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates and Attribution Parties) shall be in the sole discretion of the Warrantholder, and the submission of a Warrant Exercise Notice shall be deemed to be the Warrantholder’s determination of whether a Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates and Attribution Parties) subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) For purposes of this Section 7(i), in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Warrantholder, the Company shall within two Trading Days confirm orally and in writing to the Warrantholder the number of shares of Common Stock then outstanding.

(iv) The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the applicable Warrant(s). The Warrantholder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. Upon receipt of any notice to increase the applicable limitation applicable to a Warrantholder, the Company shall deliver a copy of such notice to the Warrant Agent within five (5) Business Days.

(j) (i) In addition to any other rights available to a Warrantholder, if the Company fails to cause the Transfer Agent to transmit to a Warrantholder the Warrant Shares in accordance with the provisions of this Section 7 pursuant to an exercise of Warrants on or before the Settlement Date, and if after such date such Warrantholder is required by its broker or other agent to purchase (in an open market transaction or otherwise) or such Warrantholder’s brokerage firm or other agent otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares which the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in Cash to the Warrantholder the amount, if any, by which (x) the Warrantholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Warrantholder in connection with the exercise at issue and (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrantholder, either (x) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded), or(y) deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.

(ii) For example, if the Warrantholder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of Section 7(j)(i) hereof, the Company shall be required to pay the Warrantholder $1,000.

(iii) The Warrantholder shall provide the Company prompt written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In and evidence of the amount of such loss.

(iv) Nothing herein shall limit a Warrantholder’s right to pursue any other remedies available to it hereunder against the Company, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

SECTION 8. Cancellation of Warrants.

(a) Upon the Expiration Date (if not already properly exercised), or if the Company shall purchase or otherwise acquire Warrants, the Global Warrant Certificates and the Book-Entry Warrants representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired.

(b) The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.

(c) Such cancelled Global Warrant Certificates shall thereafter be disposed of, at the expense of the Company, in a manner satisfactory to the Company provided in writing to the Warrant Agent.

(d) The Warrant Agent shall (i) advise an authorized representative of the Company as directed by the Company as promptly as practicable following each day on which Warrants were exercised, of (A) the number of shares of Common Stock issued upon exercise of a Warrant, (B) the delivery of Global Warrant Certificates evidencing the balance, if any, of the shares of Common Stock issuable after such exercise of the Warrant, and (C) such other information as the Company shall reasonably require, and (ii) forward funds received for warrant exercises in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company.

(e) The Warrant Agent promptly shall confirm such information to the Company in writing.

(f) For so long as this Agreement remains in effect and for such time period afterwards as is consistent with the Warrant Agent’s document retention policies, the Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder.

SECTION 9. Mutilated or Missing Global Warrant Certificates.

(a) If any of the Global Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign by either manual, electronic or facsimile signature and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt from the applicant for such substitute Global Warrant Certificate of (i) evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate; (ii) an open penalty surety bond and holding the Warrant Agent and the Company harmless, if requested by either the Company or the Warrant Agent, also satisfactory to them; and (iii) there being no actual written notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser.

(b) Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 10. Reservation of Warrant Shares.

(a) For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the Company will, at all times through the Expiration Date (or, through the Close of Business on the Settlement Date with respect to any Warrant Exercise Notice delivered prior to the Close of Business on the Expiration Date), reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, shares of Common Stock equal to the number of Warrant Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the Company’s Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any Warrant Shares issuable upon the exercise of Warrants pursuant to Section 7 hereof. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

(b) The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

(c) The Company will take all such action as may be necessary to assure that Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

(d) For the purpose of setting up a reserve of Warrants and related Common Stock, the Warrant Agent shall receive an opinion of counsel to the Company on the Issue Date that all Warrants or Warrant Shares, as applicable:

(i) assuming the accuracy of the representations and warranties of the Company hereof, and compliance by the Company and the Purchasers with their agreements contained in the Exchange Agreement, the Warrants and the Warrant Shares, as applicable, were offered, sold or issued as part of an offering that does not require registration under the Securities Act as of the Issue Date;

(ii) the Warrants are, and the Warrant Shares initially issuable upon the exercise of such Warrants, when issued upon such exercise, will be, validly issued, fully paid and non-assessable.

SECTION 11. Adjustments and Other Rights of Warrants.

(a) The applicable Exercise Price of the Warrants, the number of Warrant Shares issuable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the following:

(i) Stock Dividends, Splits and Combinations. If the Company issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock, then the Exercise Price shall be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the Effective Date of such stock split or stock combination, as applicable;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or Effective Date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, each adjustment to the Exercise Price made pursuant to this Section 11(a)(i) shall become effective at the time set forth in the definition of EP1 above. If any dividend, distribution, stock split or stock combination of the type described in this Section 11(a)(i) is declared or announced, but not so paid or made, then the Exercise Price shall be readjusted, effective as of the date on which it is determined that such dividend or distribution will not be paid or such stock split or stock combination will not be effected, to the Exercise Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced, as the case may be.

(ii) Rights, Options, Convertible Securities, and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options, convertible securities, or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 11(a)(iii)(A) hereof shall apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Exercise Price will be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options, warrants or convertible securities; and

Y		a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options, convertible securities, or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For the avoidance of doubt, each adjustment to the Exercise Price made pursuant to this Section 11(a)(ii) shall become effective at the time set forth in the definition of EP1 above. To the extent such rights, options, convertible securities, or warrants are not so distributed, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustment to the Exercise Price for such distribution been made on the basis of only the rights, options, convertible securities, or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options, convertible securities, or warrants (including as a result of such rights, options, convertible securities, or warrants not being exercised), the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustment to the Exercise Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option, convertible securities, or warrants. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, as well as any consideration received in connection with the conversion of any convertible securities issued upon exercise of such rights or warrants, and the value of such consideration, if other than Cash, shall be determined in good faith by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(A) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock (other than Common Stock), evidences of its indebtedness or other assets or property of the Company, or rights, options, convertible securities, or warrants to acquire Capital Stock of the Company (other than Common Stock) or other securities, to all or substantially all holders of the Common Stock, excluding:

(w) dividends, distributions, rights, options, convertible securities, or warrants for which an adjustment to the Exercise Price is required (or would be required without regard to Section 11(g)) pursuant to Section 11(a)(i) or Section 11(a)(ii);

(x) dividends or distributions paid exclusively in Cash for which an adjustment to the Exercise Price is required (or would be required without regard to Section 11(g)) pursuant to Section 11(a)(iv) hereof;

(y) Spin-Offs (as defined herein) for which an adjustment to the Exercise Price is required (or would be required without regard to Section 11(g)) pursuant to Section 11(a)(iii)(B); and

(z) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 11(a)(v) hereof will apply,

then the Exercise Price shall be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Current Market Price; and

FMV	=	the Market Price, as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options, convertible securities, or warrants distributed per share of Common Stock pursuant to such distribution.

For the avoidance of doubt, each adjustment to the Exercise Price made pursuant to this Section 11(a)(iii)(A) shall become effective at the time set forth in the definition of EP1 above. However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Exercise Price, each Warrantholder will receive, for each Warrant held by such Warrantholder on the Record Date for such distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Warrants, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options, convertible securities, or warrants that such Warrantholder would have received if such Warrantholder had owned, on such Record Date, a number of shares of Common Stock equal to the Exercise Price in effect on such Record Date.

To the extent such distribution is not so paid or made, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

For purposes of this Section 11(a)(iii)(A), rights, options, convertible securities, or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options, convertible securities, or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, will be deemed not to have been distributed for purposes of this Section 11(a)(iii)(A) (and no adjustment to the Exercise Price under this Section 11(a)(iii)(A) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options, convertible securities, or warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price will be made pursuant to this Section 11(a)(iii)(A). If any such right, option or warrant, including any such existing rights, options, convertible securities, or warrants distributed before the Issue Date, are subject to events, upon the occurrence of which such rights, options, convertible securities, or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options, convertible securities, or warrants with such rights (in which case, the existing rights, options, convertible securities, or warrants will be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options, convertible securities, or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price pursuant to this Section 11(a)(iii)(A) was made, (x) in the case of any such rights, options, convertible securities, or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (I) the Exercise Price will be readjusted as if such rights, options, convertible securities, or warrants had not been issued; and (II) the Exercise Price will then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options, convertible securities, or warrants (assuming such holder had retained such rights, options, convertible securities, or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and (y) in the case of such rights, options, convertible securities, or warrants that have expired or been terminated without exercise by any holders thereof, the Exercise Price will be readjusted as if such rights, options, convertible securities, and warrants had not been issued.

(B) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 11(a)(v) hereof shall apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Exercise Price shall be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period (as defined herein) for such Spin-Off;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

For the avoidance of doubt, each adjustment to the Exercise Price made pursuant to this Section 11(a)(iii)(B) shall become effective at the time set forth in the definition of EP1 above. Notwithstanding anything to the contrary in this Section 11(a)(iii)(B), if any VWAP Trading Day of the Observation Period for a Warrant whose exercise will be settled during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Exercise Price for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day.

To the extent any dividend or distribution of the type set forth in this Section 11(a)(iii)(B) is declared but not made or paid, the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

For the purposes of Section 11(a)(i), Section 11(a)(ii), and Section 11(a)(iii) hereof, any dividend or distribution to which Section 11(a)(iii) hereof is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both) to which Section 11(a)(i) and/or Section 11(a)(ii) hereof is applicable, shall be deemed instead to be (C) a dividend or distribution of the indebtedness, assets or shares or other property to which Section 11(a)(iii) hereof applies (and any Exercise Price adjustment required by Section 11(a)(iii) hereof with respect to such dividend or distribution shall be made in respect of such dividend or distribution) immediately followed (D) by a dividend or distribution of the shares of Common Stock or such rights or warrants to which Section 11(a)(i) and/or Section 11(a)(ii) hereof, as applicable, applies (and any further Exercise Price adjustment required by Section 11(a)(i) and/or Section 11(a)(ii) hereof with respect to such dividend or distribution shall then be made), except, for purposes of such adjustment, any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date.”

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Exercise Price shall be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Current Market Price; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution.

For the avoidance of doubt, each adjustment to the Exercise Price made pursuant to this Section 11(a)(iv) shall become effective at the time set forth in the definition of EP1 above. However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Exercise Price, each Warrantholder will receive, for each Warrant held by such Warrantholder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to exercise its Warrants, the amount of cash that such Warrantholder would have received if such Warrantholder had owned, on such Record Date, a number of shares of Common Stock equal to the Exercise Price in effect on such Record Date.

To the extent such dividend or distribution is declared but not made or paid, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the Cash and value of any other consideration included in the payment per share of the Common Stock exceeds the “Tender/Exchange Offer Reference Price” (as defined herein) for such tender or exchange offer (as it may be amended), then the Exercise Price shall be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period (as defined herein) for such tender or exchange offer;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all Cash and other consideration paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average (such average, the “Tender/Exchange Offer Reference Price”) of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended).

For the avoidance of doubt, each adjustment to the Exercise Price made pursuant to this Section 11(a)(v) will become effective at the time set forth in the definition of EP1 above. Notwithstanding anything to the contrary in this Section 11(a)(v), if any VWAP Trading Day of the Observation Period for a Warrant whose exercise will be settled during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exercise Price for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(vi) If the Company issues (other than in a transaction covered by Section 11(a)(i) hereof or the issuance of the Warrants, and any Warrant Shares upon exercise of the Warrants) any shares of Common Stock, restricted stock awards, restricted stock units or options or warrants to purchase or rights to subscribe for Common Stock, or securities by their terms convertible into or exercisable or exchangeable for such Common Stock, or options or warrants to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities (all of the foregoing, “Convertible Securities”) at a price per share less than the Current Market Price immediately prior to the issuance of such security, other than (A) securities issued on or after the Issue Date to any former, existing or prospective officers, employees, directors or consultants of the Company or its Subsidiaries in connection with such person’s employment, consulting arrangements or directorship with the Company or its Subsidiaries or pursuant to any stock purchase plan or equity incentive plans or arrangement, (B) shares of Common Stock issued or issuable pursuant to any obligation of the Company existing on the Issue Date, or (C) shares of Common Stock issued or issuable pursuant to any event for which adjustment is made pursuant to this Section 11, then the Exercise Price in effect immediately prior to each such issuance shall be reduced, effective as of the date of such issuance, to a price equal to the product obtained by multiplying the Exercise Price in effect immediately prior to such issuance by the quotient obtained by dividing:

(x) an amount equal to the sum of (I) the total number of shares of Common Stock on a fully diluted basis immediately prior to such issuance, multiplied by the Current Market Price of one share of Common Stock immediately prior to such issuance of such shares of Common Stock or Convertible Securities, and (II) the consideration received by the Company upon such issuance of such shares of Common Stock or Convertible Securities; by

(y) the total number of shares of Common Stock on a fully diluted basis immediately after such issuance of such Common Stock or Convertible Securities multiplied by the Current Market Price of one share of Common Stock immediately prior to such issuance of such shares of Common Stock or Convertible Securities; provided, however, that notwithstanding the adjustments pursuant to this Section 11(a)(vi), in no event shall any adjustment to be made to the Warrants, to the extent such adjustment would cause the aggregate number of shares issuable in respect of the Warrants to exceed 19.9% of either (I) the total number of outstanding shares of Common Stock on the date hereof, or (II) the total voting power of the Common Stock outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the Company’s Common Stock, in each case as adjusted for stock splits, stock dividends, reverse stock splits and stock combinations. Notwithstanding anything in this Agreement to the contrary, this proviso may not be amended except in compliance with the rules of the New York Stock Exchange or any stock exchange on which the Company’s securities are traded.

(b) Effect of Common Stock Change Event.

(i) If any of the following events occur:

(A) any recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a stock split or stock combination of the Common Stock, or (y) a change only in par value or from par value to no par value or no par value to par value);

(B) any consolidation, merger, combination or binding or statutory share exchange involving the Company;

(C) any sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(D) any other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents the right to receive, other securities, Cash or other property (including Cash or any combination thereof) (the “Reference Property”), or any combination of the foregoing (each such event a “Common Stock Change Event”), then, notwithstanding anything to the contrary in this Agreement or the Warrants, following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Common Stock Change Event (the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), the “Units of Reference Property”); provided in the event of a Fundamental Change, the Warrants shall be treated solely in accordance with Section 11(d) hereof. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Common Stock Change Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Common Stock Change Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Common Stock Change Event.

(ii) At any time from, and including, the effective time of a Common Stock Change Event:

(A) if Cashless Exercise does not apply or is not elected upon exercise of a Warrant, each share of Common Stock per Warrant shall be equal to a single Unit of Reference Property;

(B) if Cashless Exercise applies upon exercise of a Warrant, the number of Warrant Shares issuable upon a Cashless Exercise per Warrant shall be a number of Units of Reference Property calculated as set forth in Section 7(d) hereof, except that the Market Price used to determine the number of Units of Reference Property issuable upon a Cashless Exercise on any Trading Day shall be the Unit Value (as defined herein) for such Trading Day; and

(C) the Last Reported Sale Price and the Current Market Price shall be calculated with respect to a Unit of Reference Property.

(iii) The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

(A) any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Last Reported Sale Price”;

(B) any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors (in a manner not materially inconsistent with the manner the Board of Directors valued such property for purposes of the Common Stock Change Event, if applicable) or by a firm selected by the Board of Directors; and

(C) any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

(iv) On or prior to the effective time of any Common Stock Change Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 11(b). If the Reference Property in connection with any Common Stock Change Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Common Stock Change Event, then the Company shall cause such amendment to this Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. In the event the Company shall execute an amendment to this Agreement pursuant to this Section 11(b), the Company shall promptly file with the Warrant Agent a certificate executed by a duly authorized officer of the Company briefly stating the reasons therefor, the kind or amount of Cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(c) Consolidation, Merger and Sale of Assets.

(i) The Company may, without the consent of the Warrantholders, consolidate with, or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), so long as:

(A) the resulting, surviving or transferee Person either (x) is the Company, or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes all the Company’s obligations under this Agreement and the Warrants; and

(B) the Company provides written notice of such assumption to the Warrant Agent.

(ii) In case of any such consolidation, merger, sale, lease or other transfer and upon any such assumption by the Successor Corporation, such Successor Corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such Successor Corporation thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Agreement which theretofore shall not have been signed by the Company; and, upon the order of such Successor Corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

(iii) The provisions set forth in this Section 11(c) are subject, in all cases, to the provisions set forth in Section 11(b)(iv) hereof.

(d) Fundamental Change.

(i) Right of Warrantholders to Require the Company to Repurchase Warrants Upon a Fundamental Change. If a Fundamental Change occurs, then each Warrantholder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Warrantholder’s Warrants on the Fundamental Change Payment Date for such Fundamental Change for a price equal to the Fundamental Change Payment Amount.

(ii) Fundamental Change Payment Date. The Fundamental Change Payment Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than five (5) Business Days after the Fundamental Change Date.

(iii) Fundamental Change Notice. No less than fifteen (15) Business Days prior to the scheduled closing of a Fundamental Change (or, to the extent such Fundamental Change does not permit 15 Business Days’ notice, the earliest date that is reasonably practicable under the circumstances), the Company will send to each Warrantholder and the Warrant Agent a written notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including the Company’s website) containing the information set forth in the Fundamental Change Notice. The Warrant Agent shall not be responsible to confirm the Company’s compliance with the immediately preceding sentence. Such Fundamental Change Notice shall state:

(A) briefly, the events causing such Fundamental Change;

(B) the Fundamental Change Date;

(C) the procedures that a Warrantholder must follow to require the Company to repurchase its Warrants pursuant to this Section 11(d), including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(D) the Fundamental Change Payment Date for such Fundamental Change;

(E) that no outstanding Warrant may be exercised after the Close of Business on the Business Day prior to the Fundamental Change Date (the “Cut-Off Time”);

(F) the formula for calculating the Black Scholes Value and the Fundamental Change Payment Amount per Warrant for such Fundamental Change;

(G) the name and address of the Warrant Agent;

(H) the Exercise Price in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Exercise Price that may result from such Fundamental Change;

(I) that Warrants for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Warrant Agent for the Warrantholder thereof to be entitled to receive the Fundamental Change Payment Amount;

(J) that all Warrants (other than Carryover Warrants, if any, to be issued in connection with such Fundamental Change in accordance with this Section 11(d)(iii)) that have not been exercised prior to the Cut-Off Time (as defined herein) shall be redeemed on the Fundamental Change Payment Date (as defined herein) at a price equal to the Fundamental Change Payment Amount (the “Redemption”);

(K) if applicable, that New Warrants (as defined herein) will be issued to the Warrantholders on the Fundamental Change Payment Date in accordance with the terms of this Agreement (as the same may have been amended in connection with such Fundamental Change);

(L) other reasonable procedures that the Warrantholders must follow (to the extent consistent with the terms and conditions set forth herein) in connection with such Redemption; and

(M) the CUSIP and ISIN numbers, if any, of the Warrants.

(iv) Procedures to Exercise the Fundamental Change Repurchase Right.

(A) Delivery of Fundamental Change Repurchase Notice and Warrants to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Warrant following a Fundamental Change, the Warrantholder thereof must deliver to the Warrant Agent:

(x) before the Close of Business on the Business Day immediately before the related Fundamental Change Payment Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Warrant; and

(y) such Warrant, by book-entry transfer (if such Warrant is a Global Warrant Certificate).

The Warrant Agent shall promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(B) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Warrant must state:

(x) in case of Book-Entry Warrants, the name and address of the Warrantholder;

(y) the number of Warrants to be repurchased; and

(z) that such Warrantholder is exercising its Fundamental Change Repurchase Right with respect to such number of Warrants;

provided, however, that if such Warrants are Global Warrant Certificate, then such Fundamental Change Repurchase Notice shall comply with the Depository Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depository Procedures will be deemed to satisfy the requirements of this Section 11(d)(iv)).

(v) Withdrawal of Fundamental Change Repurchase Notice. A Warrantholder that has delivered a Fundamental Change Repurchase Notice with respect to a Warrant may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Warrant Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Payment Date. Such withdrawal notice must state:

(A) in case of Book-Entry Warrants, the name and address of the Warrantholder;

(B) the number of Warrants to be withdrawn; and

(C) that number of Warrants, if any, that remains subject to such Fundamental Change Repurchase Notice;

provided, however, that if such Warrant is a Global Warrant Certificate, then such withdrawal notice must comply with the Depository Procedures (and any such withdrawal notice delivered in compliance with the Depository Procedures will be deemed to satisfy the requirements of this Section 11(d)(iv)).

Upon receipt of any such withdrawal notice with respect to a Warrant (or any portion thereof), the Warrant Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Warrant is surrendered to the Warrant Agent, cause such Warrant to be returned to the Warrantholder thereof (or, if applicable with respect to any Global Warrant Certificate, cancel any instructions for book-entry transfer to the Company or the Warrant Agent of the applicable beneficial interest in such Warrant in accordance with the Depository Procedures).

(vi) Calculation and Deposit of the Fundamental Change Payment Amount. Within two (2) Business Days prior to the Fundamental Change Payment Date, the Company or the successor entity shall deliver to the Warrant Agent for distribution to the Warrantholders the calculation of the Fundamental Change Payment Amount and deposit with the Warrant Agent money sufficient to pay the Fundamental Change Payment Amount for all outstanding Warrants (other than the Carryover Warrants, if any);

(vii) Payment of the Fundamental Change Payment Amount. On the Fundamental Change Payment Date, (A) the Company or the successor entity shall redeem all outstanding Warrants (other than Carryover Warrants, if any) pursuant to the Redemption, (B) the Company shall, or shall instruct the Warrant Agent to, mail (or otherwise cause to be paid or provide for payment to (or on behalf of)) each Warrantholder of the Warrants so redeemed (x) payment in Cash in an amount equal to the aggregate Fundamental Change Payment Amount in respect of such redeemed Warrants, and (y) a notice of the final option pricing inputs used in calculating such aggregate Fundamental Change Payment Amount, and (C) the Company or the successor entity shall execute and issue to the Warrantholders, and the Warrant Agent shall authenticate, new Warrants (the “New Warrants”) representing the Carryover Warrants (if any) exercisable for Registered and Listed Shares (as defined herein); provided that the terms thereof shall, subject to Section 11(d)(iii)(K), be substantially consistent with the terms of this Warrant (and all references herein to Warrants shall thereafter be deemed to be references to such New Warrants). Notwithstanding anything to the contrary herein, the Warrant Agent shall have no obligation to make any payments hereunder unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

(viii) No Warrant (which for the avoidance of doubt does not include New Warrants to be issued in connection with such Fundamental Change) may be exercised after the Cut-Off Time.

(ix) Following the Fundamental Change Payment Date, any holder of New Warrants issued in connection with such Fundamental Change shall have the right to exercise such New Warrant and to receive, upon such exercise, the Reference Property in accordance with Section 11(b) hereof and the remaining terms of this Agreement (as the same may have been amended in connection with such Fundamental Change); provided that, for purposes of this sentence, (x) each Unit of Reference Property shall initially only consist of the Registered and Listed Shares included in such Unit of Reference Property, determined in accordance with the definition of “Carryover Warrants”, and no other Cash, securities, or other property, and (y) the initial exercise price for each New Warrant shall be equal to the New Warrant Exercise Price.

(x) Compliance with Applicable Securities Laws. The provisions of this Section 11(d) are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. Where there is any inconsistency between the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder and the requirements of this Section 11(d), the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, shall supersede.

(xi) The Company hereby agrees not to become a party to any Common Stock Change Event or Fundamental Change unless its terms are consistent in all material respects with this Section 11(d) shall similarly apply to successive Common Stock Change Events and Fundamental Changes.

(xii) For the avoidance of doubt, any payments (including the Company’s obligation to pay any Fundamental Change Payment Amount) pursuant to this Section 11(d) shall be subject and subordinate to the rights to payment of the Company’s existing and future creditors and the holders of any Capital Stock of the Company that by its terms is preferred over the Common Stock as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Company.

(xiii) If this Section 11(d) applies to any event or occurrence, no other provision of this Section 11 with respect to anti-dilution adjustments shall apply to such event or occurrence.

(e) Other Action Affecting Common Stock Equivalents. If the Company shall at any time and from time to time issue or sell (A) any shares of any class constituting Common Stock Equivalents other than shares of Common Stock, (B) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for Common Stock Equivalents, with or without the payment of additional consideration in Cash or property, or (C) any warrants or other rights to subscribe for or purchase any such Common Stock Equivalents or any such evidences, shares of stock or other securities, then in each such case such issuance shall be deemed to be of, or in respect of, shares of Common Stock for purposes of this Section 11.

(f) Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under this Section 11, the number of Warrant Shares for which each Warrant is exercisable will be adjusted such that the number of Warrant Shares for each such Warrant in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares for each such Warrant in effect immediately prior to such adjustment, multiplied by a fraction, (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment, and (B) the denominator of which is the Exercise Price in effect immediately following such adjustment.

(g) Deferral or Exclusion of Certain Adjustments. No adjustment to the Exercise Price or number of Warrant Shares for each Warrant shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the applicable Exercise Price or Warrant Shares; provided that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the shares of Common Stock or any other Common Stock Equivalents. All calculations under this Section 11(g) shall be made to the nearest one-one thousandth (1/1,000th) of one cent ($0.01) or to the nearest one-one thousandth (1/1,000th) of a share, as the case may be (with 5/10,000ths rounded upward).

(h) Restrictions on Adjustments. In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the number of Warrant Shares for any Warrant to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock. No adjustment shall be made to the Exercise Price or the Warrant Shares for any Warrant for any of the transactions described in this Section 11 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on the same basis as holders of Common Stock and with notice that the Board of Directors determines in good faith to be fair and appropriate. If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the number of Warrant Shares for any Warrant then in effect shall be required by reason of the taking of such record.

(i) Certain Calculations. For the purposes of any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of a Warrant pursuant to this Section 11, the following provisions shall be applicable:

(i) In the case of the issuance or sale of shares of Common Stock or Convertible Securities for Cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii) In the case of the issuance or sale of shares of Common Stock or Convertible Securities (other than upon the conversion of shares of Capital Stock or other securities of the Company) for consideration in whole or in part other than Cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than Cash shall be deemed to be the Market Price, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(iii) In the case of the issuance of (1) options, warrants or other rights to purchase or acquire shares of Common Stock (whether or not at the time exercisable) or (2) Convertible Securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such Convertible Securities (whether or not at the time exercisable):

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire shares of Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in this Section 11(i)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price required to be paid to the Company pursuant to the terms of such options, warrants or rights required to be paid in exchange for the shares of Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such Convertible Securities, or upon the exercise of options, warrants or other rights to purchase or acquire such Convertible Securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such Convertible Securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration (determined as provided in this Section 11(i)), if any, received by the Company upon the issuance or sale of such Convertible Securities or options, warrants or rights (excluding any Cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in this Section 11(i)), if any, required to be received by the Company upon the conversion or exchange of such Convertible Securities, or upon the exercise of such options, warrants or rights to purchase or acquire such Convertible Securities and the subsequent conversion or exchange thereof; and

(C) if the Exercise Price and the number of shares of Common Stock issuable upon exercise of a Warrant shall have been duly adjusted in accordance with the terms of this Agreement upon the issuance or sale of any such options, warrants, rights or Convertible Securities, no further adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of a Warrant shall be made for the actual issuance of Convertible Securities or shares of Common Stock upon the exercise, conversion or exchange thereof.

(j) In the event of a Cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares of Common Stock in a manner to be subsequently communicated by the Company in writing to the Warrant Agent. In the event of a Cashless Exercise: the Company shall provide cost basis for shares issued pursuant to a Cashless Exercise at the time the Company provides the Cashless Exercise ratio to the Warrant Agent pursuant to Section 7(d) hereof.

(k) Voluntary Adjustment By Company. Subject to the rules and regulations of the national securities exchange or over-the-counter market on which the Common Stock is then listed and with the prior written consent of the Warrantholder, the Company may at any time prior to the Expiration Date reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors.

SECTION 12. No Fractional Shares. The Company shall not be required to issue Warrants to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Warrant Shares and no Cash shall be distributed in lieu of such fractional shares or rights. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrantholder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), as applicable, such share shall be rounded to the next higher whole number.

SECTION 13. Redemption. Except as set forth in Section 11(d) hereof, the Warrants shall not be redeemable by the Company or any other Person.

SECTION 14. Notices to Warrantholders.

(a) Upon any adjustment of the number of Warrant Shares purchasable upon exercise of each Warrant, the Company, within ten (10) Business Days thereafter, shall (i) cause to be filed with the Warrant Agent a certificate signed by an Appropriate Officer of the Company setting forth the event giving rise to such adjustment and any new or amended exercise terms, including such Exercise Price and either the number of Warrant Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth the method of calculation, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) direct the Warrant Agent to give written notice thereof to each of the Warrantholders at such Warrantholder’s address appearing on the Warrant Register. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

(b) The Warrant Agent shall be fully protected in relying on any such certificate and in making any adjustment described therein and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustment, including to determine whether an adjustment event has occurred or to calculate any of the adjustments set forth herein, unless and until it shall have received such a certificate, in each case, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(c) If:

(i) the Company proposes to take any action that would require an adjustment pursuant to Section 11 hereof; or

(ii) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the Warrantholders at such Warrantholder’s address appearing on the Warrant Register, such giving of notice to be completed at least ten (10) Business Days prior to the effective date of such action (or the applicable Record Date for such action if earlier). Such notice shall specify the proposed effective date of such action and, if applicable, the Record Date and the material terms of such action. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any action, distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

SECTION 15. Merger, Consolidation or Change of Name of Warrant Agent.

(a) (i) Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent is a party, or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 hereof.

(ii) If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(b) If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

SECTION 16. Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Global Warrant Certificates, in each case upon the following terms and conditions, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound:

(a) The statements, facts and recitals contained herein and in the Global Warrant Certificates shall be taken as statements of the Company and the Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in herein and therein (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only. Except as expressly provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Global Warrant Certificates.

(b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Global Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any Warrantholder to make or cause to be made any adjustment in the Exercise Price or in the number of Warrants Shares any Warrant is exercisable for (except as instructed in writing by the Company), or to determine whether any facts exist that may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made, nor shall it be liable for any liquidated damages or any other damages associated with the Company’s failure to timely deliver Warrant Shares pursuant to the terms of the Warrants.

(c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion, absent gross negligence, bad faith or willful misconduct in the selection and continued retention of such counsel and the reliance on such counsel’s advice or opinion (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken in reliance on any written notice, resolution, waiver, power of attorney, endorsement, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent may rely on and shall be held harmless by the Company in acting upon written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement or except as required by applicable law, regulation, regulatory authority or court order. For the avoidance of doubt, the Company shall be responsible for and will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Warrants and as applicable to the provision of services hereunder in connection with this Agreement, excluding taxes based on the Warrant Agent’s net income; provided, however, that the Warrant Agent shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares whenever in the performance of its duties under this Agreement.

(e) The Company agrees to pay to the Warrant Agent compensation (such compensation, the “Fees”) for all services rendered by the Warrant Agent under this Agreement in accordance with a fee schedule to be mutually agreed upon, to reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses, including counsel fees and other disbursements, incurred by the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands and costs (including reasonable out-of-pocket counsel fees and expenses), which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered or omitted by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except as a result of its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company except to the extent that the Warrant Agent is not entitled to indemnification due to its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent, which written consent shall not be unreasonably withheld, conditioned or delayed; provided that nothing in this sentence shall limit the Company’s obligations contained in this paragraph other than pursuant to such a settlement.

(f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action which might, in its reasonable judgment, involve incurring expense or exposing the Warrant Agent to liability. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Warrantholders, as their respective rights or interests may appear. The Warrant Agent shall not be required to perform any action if such action would cause the Warrant Agent to violate any applicable law, regulation or court order.

(g) The Warrant Agent, and any member, stockholder, Affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a member, stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL THE WARRANT AGENT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF THE WARRANT AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

(i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

(j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant Certificate (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether the Warrant Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Warrant Shares a Warrant is exercisable for.

(k) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting to take, or suffering any action hereunder, the Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer of the Company and to apply to such Appropriate Officer for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in accordance with instructions of any such Appropriate Officer or in reliance upon any statement signed by any one of such Appropriate Officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

(l) Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(m) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(n) If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Warrantholder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

(o) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(p) The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants.

(q) The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(r) The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties).

(s) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall promptly notify the Company in writing, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Warrantholder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(t) The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrantholder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the fee schedule shall remain confidential, and shall not be voluntarily disclosed to any other person (except the party’s attorneys, subcontractors, vendors, representatives, agents, advisors and Affiliates), except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

(u) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(v) The provisions of this Section 16 shall survive the expiration or termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

(w) Except as set forth in Section 16(h) and Section 16(l) hereof, no provision of this Agreement shall be construed to relieve the Warrant Agent from liability for fraud, or its own gross negligence, bad faith or its willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

SECTION 17. Change of Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. If the Warrant Agent resigns or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Board of Directors of the Company by resolution removes the Warrant Agent (such removal to become effective not earlier than thirty (30) calendar days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the Warrantholders), the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of thirty (30) calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any Warrantholder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be an entity, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Warrantholders at such Warrantholder’s address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose; provided that such predecessor Warrant Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Failure to give any notice provided for in this Section 17 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

SECTION 18. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholders thereof the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment under Section 11 hereof or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 19. Notices to Company and Warrant Agent. (a) Any notice or demand authorized or permitted by this Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company to be effective shall be in writing (including by facsimile or email, as applicable), and shall be deemed to have been duly given or made when delivered by hand, or when sent if delivered to a recognized courier or deposited in the mail, first class and postage prepaid or, in the case email or facsimile notice, when received, addressed as follows (until another address, facsimile number or email address is filed in writing by the Company with the Warrant Agent):

Stem, Inc.

1400 Post Oak Boulevard, Suite 560

Houston, Texas 77056

Attention: Saul R. Laureles

Email: Saul.Laureles@stem.com

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attention: Eric Scarazzo

Email: EScarazzo@gibsondunn.com

(b) Any notice or demand pursuant to this Agreement to be given by the Company or by any Warrantholder to the Warrant Agent shall be sufficiently given if sent in the same manner as notices or demands are to be given or made to or on the Company (as set forth above) to the Warrant Agent at the office maintained by the Warrant Agent (the “Warrant Agent Office”) as follows (until another address is filed in writing by the Warrant Agent with the Company, which other address shall become the address of the Warrant Agent Office for the purposes of this Agreement):

Computershare Trust Company, N.A.,

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attention: Client Services

SECTION 20. Withholding and Reporting Requirements.

(a) The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental and regulatory authority, and all distributions or other situations requiring withholding under applicable law (including deemed distributions) pursuant to the Warrants will be subject to applicable withholding and reporting requirements; it being understood that no withholding will be applicable to the extent any applicable Warrantholder provides the Company with an IRS Form W-9. Any amounts withheld or deducted shall be treated as paid to the applicable Warrantholder.

(b) Notwithstanding any provision to the contrary, the Company shall be authorized to:

(i) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements;

(ii) apply a portion of any Cash distribution to be made under the Warrants to pay applicable withholding taxes;

(iii) holdback and liquidate a portion of any non-Cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes;

(iv) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution; or

(v) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Warrantholders to submit appropriate tax and withholding certifications (such as IRS Form W-9 and the appropriate IRS Form W-8, as applicable) that are necessary to comply with this Section 20.

(c) So long as there are any Warrants outstanding, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or Section 15(d) of the Exchange Act or filing the periodic reports contemplated by such provisions, provide or make available electronically to each Warrantholder of such outstanding Warrants, upon the request of such Warrantholder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

SECTION 21. Supplements and Amendments.

(a) This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Global Warrant Certificate, as it may from time to time be amended, this Agreement shall prevail. The Company shall not amend any provisions of the Global Warrant Certificate without the prior consent of the Warrant Agent, not to be unreasonably withheld or delayed.

(b) The Company and the Warrant Agent may from time to time amend, modify or supplement this Agreement or the Warrants with the prior written consent of Warrantholders holding at least a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding, pursuant to a written amendment or supplement executed by the Company and the Warrant Agent; provided, however, that any amendment or supplement to this Agreement that would reasonably expected to materially and adversely affect any right of a Warrantholder relative to the other Warrantholders shall require the written consent of such holder.

(c) In addition, the consent of each Warrantholder affected shall be required for any amendment pursuant to which the Exercise Price would be increased, the number of Warrant Shares issuable upon exercise of Warrants would be decreased or the definition of Black Scholes Value would change (other than pursuant to adjustments provided in this Agreement).

(d) Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 21 and the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.

(e) Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 21 will be binding upon all Warrantholders and upon each future Warrantholder, the Company and the Warrant Agent.

(f) In the event of any amendment, modification, supplement or waiver, the Company will give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

SECTION 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 23. Termination.

(a) This Agreement shall terminate at the Close of Business on the Expiration Date (or, at the Close of Business on the Settlement Date with respect to any Warrant Exercise Notice delivered prior to the Close of Business on the Expiration Date).

(b) Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised.

(c) Termination of this Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to the Close of Business on the Expiration Date.

(d) The provisions of Section 16 hereof, this Section 23, Section 24 hereof, and Section 25 hereof shall survive such termination and the resignation or removal of the Warrant Agent.

SECTION 24. Governing Law Venue and Jurisdiction; Trial By Jury.

(a) This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state, without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b) Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and any federal courts located in such state in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby.

(c) In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 19 hereof; provided that nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(d) Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding.

(e) Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

(f) Each of the parties hereto:

(i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver; and

(ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 24.

SECTION 25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Warrantholders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrantholders.

SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Electronic signatures delivered by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) by a person authorized to do so, in compliance with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the parties hereto) shall be deemed original signatures for all purposes.

SECTION 27. Headings. The table of contents and the headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 28. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

SECTION 29. Funds.

(a) All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare, as agent for Insight, and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for Insight.

(b) Until paid pursuant to the terms of this Agreement, Computershare may hold or invest the Funds through such accounts in:

(i) funds backed by obligations of, or guaranteed by, the United States of America;

(ii) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively;

(iii) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or

(iv) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1.0 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).

(c) Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.

(d) Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments.

(e) Computershare shall not be obligated to pay such interest, dividends or earnings to Insight, the Company, any holder or any other party.

SECTION 30. Registration Rights.

(a) The Company shall, as soon as practicable after the Initial Exercise Date (and in any event no later than forty-five (45) Trading Days after the Issue Date), use its commercially reasonable efforts to file a Registration Statement on Form S-1 for a resale shelf registration (the “Form S-1”), or a Registration Statement on Form S-3 if the Company is eligible to use such form (the “Form S-3,” and together with the Form S-1 (and any Subsequent Registration Statement (as defined herein)), each, a “Registration Statement”), in each case, covering the resale of all of the (i) Warrants, and (ii) Warrant Shares (clauses (i) and (ii), collectively, the “Registrable Securities”) (determined as of two Business Days prior to such filing) on a delayed or continuous basis (without giving effect to the Beneficial Ownership Limitation), provided, however, that such Warrantholder has provided, pursuant to a customary selling security holder questionnaire, information required to be included therein by the Securities Act and rules and regulations thereunder. The Registration Statement shall provide for the resale of the Registrable Securities issued or issuable pursuant to any method or combination of methods legally available to, and requested by, any Warrantholder.

(b) The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after such filing, but no later than the earlier of (i) sixty (60) Trading Days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the ninety (90th) Trading Day following the filing thereof), (ii) the tenth (10th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) if the day determined under clause (i) or clause (ii) falls on a Saturday, Sunday or other day that the SEC is closed for business, the next Business Day immediately following the day determined under clause (i) or clause (ii) on which the SEC is open for business. The Company shall maintain a Registration Statement in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act (A) with respect to the registration of any Warrant, until such time as such Warrant has been exercised or has been sold, transferred or otherwise disposed of pursuant to a Registration Statement or Rule 144, or (B) with respect to the registration of any Warrant Shares, until such time as such share has been sold, transferred or otherwise disposed of pursuant to a Registration Statement or Rule 144.

(c) In the event the Company files a Form S-1, the Company shall use its commercially reasonable efforts to convert the Form S-1 (and any Subsequent Registration Statement) to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

(d) If any Registration Statement ceases to be effective under the Securities Act for any reason at any time the Warrantholders continue to beneficially own Registrable Securities, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to obtain as promptly as is reasonably practicable, amend such

Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or file an additional Registration Statement (a “Subsequent Registration Statement”) registering the resale of all Registrable Securities beneficially owned by the Warrantholders, and pursuant to any method or combination of methods legally available to, and requested by, any Warrantholder whose Registrable Securities are included therein (without giving effect to the Beneficial Ownership Limitation). Any such Subsequent Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Registration Statement shall be on another appropriate form.

(e) If a Subsequent Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (ii) keep such Subsequent Registration Statement continuously effective, available for use to permit all Warrantholders whose Registrable Securities are included therein to sell their Registrable Securities (without giving effect to the Beneficial Ownership Limitation) in compliance with the provisions of the Securities Act (A) with respect to the registration of any Warrant, until such time as such Warrant has been exercised or has been sold, transferred or otherwise disposed of pursuant to a Registration Statement, or Rule 144 or (B) with respect to the registration of any Registrable Securities, until such time as such share has been sold, transferred or otherwise disposed of pursuant to a Registration Statement or Rule 144.

(f) The Company shall provide to the Warrant Agent and each Warrantholder written notice within a reasonable period of time of any time that (i) the SEC has issued a stop order with respect to the Registration Statement, (ii) the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently. In the event of such notice, the Company shall, at the election of the Warrantholder, which shall be given within five (5) days of receipt of such notice, either (A) rescind any previously submitted (and outstanding) Warrant Exercise Notice and the Company shall return all consideration paid by registered holder for such shares upon such rescission, or (B) treat the attempted exercise as a Cashless Exercise and refund the Cash portion of the exercise price to the Warrantholder.

(g) In connection with any registration pursuant to this Section 30, the Company shall reimburse the Warrantholders for the reasonable and documented fees and disbursements of one counsel chosen by the Warrantholders holding a majority of the Warrants and/or the Warrant Shares then-outstanding.

(h) Upon receipt of written notice from the Company that a Registration Statement or prospectus contains a Misstatement, each of the Warrantholders shall forthwith discontinue disposition of securities pursuant to such Registration Statement or prospectus until it has received copies of a supplemented or amended prospectus correcting the Misstatement (and the Company shall prepare and file such supplement or amendment correcting such Misstatement as soon as practicable after giving such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any registration at any time would require the Company to make an adverse disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving written notice of such action to the Warrantholders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than twice for an aggregate of ninety (90) days in any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Warrantholders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to such registration in connection with any sale or offer to sell of securities pursuant to such Registration Statement or prospectus. The Company shall promptly notify the Warrantholders of the expiration of any period during which it exercised its rights under this Section 30, if and when such period expires.

(i) The Company agrees to indemnify and hold harmless each Warrantholder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and representatives and each Person who controls such Warrantholder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or similar document incident to any registration, qualification, compliance or sale effected pursuant to this Section 30 or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws, and will reimburse, as incurred, each such Warrantholder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and representatives and each Person who controls such Warrantholder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by or on behalf of such Warrantholder expressly for use therein. The Company shall indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Warrantholder.

(j) The Company shall, upon any Warrantholder’s request, use its commercially reasonable efforts to deliver all the necessary documentation to cause the Company’s Transfer Agent to remove any restrictive legend on the Registrable Securities as promptly as practicable after such request, when the Registrable Securities are sold pursuant to Rule 144 under the Securities Act or the Registration Statement or may be sold without restriction or limitation under Rule 144, in each case in accordance with customary practice. In connection therewith, if required by the Company’s Transfer Agent, the Company shall use its commercially reasonable efforts to promptly cause an opinion of counsel to be delivered to and maintained with its Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to deliver such Warrants or shares of

Common Stock without any such legend. If restrictive legends are no longer required for the Registrable Securities pursuant to the foregoing, the Company shall, reasonably promptly following any request therefor from a Warrantholder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent instructions that the Transfer Agent shall make a new, unlegended entry for the securities.

(k) The Warrantholders shall have no demand registration rights or rights to require the Company to effect any registration of Registrable Securities other than as expressly set forth in this Section 30, and any piggyback registration rights shall be subject to the Company’s sole discretion to include or exclude Registrable Securities from any registration statement or offering.

SECTION 31. Meaning of Terms Used in Agreement.

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

(b) Unless the context otherwise requires:

(i) a term has the meaning assigned to it by this Agreement;

(ii) forms of the word “include” mean that the inclusion is not limited to the items listed;

(iii) “or” is disjunctive but not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) provisions apply to successive events and transactions; and

(vi) “hereof,” “hereunder,” “herein,” and “hereto” refer to the entire Agreement and not any section or subsection.

(c) The following terms used in this Agreement shall have the meanings set forth below:

“$” or “U.S. dollars” shall mean the currency of the United States.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Black Scholes Value” means the value of a Warrant at the time of the public announcement of the applicable Fundamental Change, as determined by the Board of Directors of the Company, in good faith, based upon the advice of an independent bank of national standing selected by the Board of Directors, and shall be determined by customary investment banking practices using the Black Scholes model using the following option pricing inputs: (i) the term of the Warrant will be the time from the Fundamental Change Date to the Expiration Date and the exercise price shall be the then applicable Exercise Price, (ii) the assumed volatility will be equal to the greater of (A) 100%, and (B) the 30-day historical volatility of the Common Stock obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Change, (iii) the assumed risk-free rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Change and the Expiration Date, (iv) the price of each share of Common Stock will be the greater of (A) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Change, and (B) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Change (or the consummation of the applicable Fundamental Change, if earlier) and ending on the Trading Day of the Warrantholder’s request pursuant to Section 11(d) hereof, and (v) the cost of borrowing will be zero.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Carryover Warrants” means, for each Warrant, that portion of such Warrant equal to one minus the Black Scholes Proportion, which shall be exercisable for the amount of Registered and Listed Shares that would have been received with respect to the Warrant Shares that would have resulted from exercise of such Warrant immediately prior to consummation of the applicable Fundamental Change.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

“Control” (including the terms “Controlling,” “Controlled by,” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or agency or otherwise.

“Current Market Price” means, in connection with a dividend, issuance or distribution or a determination of Black Scholes Value, the volume weighted average price per share of Common Stock for the Observation Period as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), or if such volume weighted average price is unavailable or in manifest error as reasonably determined in good faith by the Board of Directors, the market value of one share of Common Stock during such Observation Period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors and reasonably acceptable to the Warrant Agent. If the Common Stock is not traded on any U.S. national or regional securities exchange or quotation system, the Current Market Price shall be determined by reference to the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such price shall be reasonably determined in good faith by the Board of Directors.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “STEM <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Depository Procedures” means, with respect to any conversion, transfer, exchange, transaction or other matter involving a Global Warrant Certificate or any beneficial interest therein, the rules, policies and procedures of the Depository applicable to such conversion, transfer, exchange, transaction or other matter.

“Effective Date” means, in relation to a stock split or stock combination, the first date on which the shares of Common Stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exercise Price” means a $30.00.

“Fundamental Change” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or any of its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report under the Exchange Act with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined herein) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Common Stock; provided, however, that, for purposes of this clause (a), no person or group will be deemed to be a beneficial owner of any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange in such offer;

(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the shares of Common Stock are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination of the shares of Common Stock or solely a change in the par value or the nominal value of the shares of Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined herein) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(d) the Common Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or clause (b) hereof will not constitute a Fundamental Change if at least ninety percent (90%) of the Market Price of the consideration received or to be received by the holders of shares of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of ordinary shares or shares of common stock listed or quoted (or depositary receipts or shares representing interests in Common Equity, which depositary receipts or shares are listed or quoted) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event (such shares, “Registered and Listed Shares”), and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

If any transaction in which the Common Stock is replaced by the securities of another Person occurs, following completion or effective date of any transaction that would have been a Fundamental Change but for the proviso to the immediately preceding paragraph, references to the Company for purposes of this definition of “Fundamental Change” shall instead be references to such other Person.

For the purposes of this definition, any transaction or event described in both clause (a) and clause (b) hereof (without regard to the proviso in or clause (b) hereof) will be deemed to occur solely pursuant to clause (b) hereof (subject to such proviso).

For the purpose of this Agreement and the Warrant, whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Date” means the date on which a Fundamental Change is consummated.

“Fundamental Change Payment Amount” means an amount in Cash equal to the product of (1) the Black Scholes Value, multiplied by (2) a fraction, (x) the numerator of which is the Market Price of the property other than Registered and Listed Shares received in exchange for a share of Common Stock in a Fundamental Change as of the Fundamental Change Date (as determined by an independent investment bank of national standing selected by the Company and determined by customary investment banking practices), and (y) the denomination of which is the sum of (a) the Last Reported Sale Price of the Registered and Listed Shares received in exchange for a share of Common Stock in a Fundamental Change as of the Fundamental Change Date (if any), and (b) the Market Price (determined as above) of the property other than Registered and Listed Shares as of the Fundamental Change Date received in exchange for a share of Common Stock in a Fundamental Change (such fraction referred to herein as the “Black Scholes Proportion”).

For purposes of determining the Fundamental Change Payment Amount, (i) if holders of shares of Common Stock are entitled to receive differing forms or types of consideration in any transaction or series of transactions contemplated by the definition of Fundamental Change, each holder shall be deemed to have received the same proportion of Registered and Listed Shares and property other than Registered and Listed Shares that all holders of shares of Common Stock in the aggregate elected or were required to receive in such transaction or transactions, and (ii) prior to the Initial Exercise Date, the Exercise Price shall be deemed to be $30.00.

“Fundamental Change Payment Date” means the date fixed for the repurchase of any Warrants by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice containing the information, or otherwise complying with the requirements, set forth in Section 11(d)(iv)(A) and Section 11(d)(iv)(B) hereof.

“Initial Exercise Date” means Open of Business on the 11th Trading Day after the Issue Date.

“Issue Date” means June 30, 2025.

“Last Reported Sale Price” of the Common Stock for any Trading Day on any other security on such date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firm selected by the Company. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Market Price” means (w) if in reference to cash, the current cash value on the date of measurement in U.S. dollars, (x) if in reference to equity securities or securities which are listed or admitted for trading on a U.S. national or regional securities exchange or quotation system, the average closing price of a share (or similar relevant unit) of such securities as reported on the principal U.S. national or regional securities exchange on which the shares (or similar relevant units) of such securities are listed or admitted for trading, or (y) in all other cases, the value as determined in good faith by the Board of Directors of the Company. In each such case, the average price shall be averaged over the Observation Period immediately preceding the day on which the “Market Price” is being determined.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact necessary to make the statements in a Registration Statement or prospectus, in the light of the circumstances under which they were made, not misleading.

“New Warrant Exercise Price” means, with respect to New Warrants, an amount equal to the Exercise Price in effect immediately prior to the time of issuance of New Warrants multiplied by one minus the Black Scholes Proportion.

“Observation Period” means the ten (10) consecutive VWAP Trading Days beginning on, and including, the eleventh (11th) Scheduled Trading Day immediately before, but excluding, the relevant date in question, which relevant date shall be, for purposes of Section 11(a)(iii)(A) and Section 11(a)(iv) hereof, the Ex-Dividend Date for such dividend, issuance or distribution for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session).

“Open of Business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, limited partnership, general partnership, limited liability partnership, limited liability company, joint stock company, joint venture, corporation, unincorporated organization, association, company, trust, group, unincorporated organization or other legal entity, or any governmental or political subdivision or any agency, department or instrumentality thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “Person” under this Agreement.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security)have the right to receive any Cash, securities or other property or in which Common Stock (or such other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other applicable security) entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Repurchase Upon Fundamental Change” means the repurchase of any Warrants by the Company pursuant to Section 11(d) hereof.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate during the regular trading session, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

STEM, INC.

By:	/s/ Arun Narayanan
Name: Arun Narayanan
Title: Chief Executive Officer

COMPUTERSHARE INC., and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Warrant Agent

By:	/s/ Colin Ekeogu
Name: Colin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Warrant Agreement]

SCHEDULE A

SCHEDULE OF PURCHASERS

[Omitted]

EXHIBIT A

RESTRICTIVE LEGEND

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO OFFER, TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO EXEMPTION FROM REGISTRATION [IN THE CASE OF GLOBAL CERTIFICATES: PROVIDED BY RULE 144A] UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS [IN THE CASE OF BOOK-ENTRY CERTIFICATES, AND SHALL BE EFFECTED ONLY UPON SATISFACTORY EVIDENCE THAT AN EXEMPTION APPLIES AND AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT].

EXHIBIT B

FORM OF GLOBAL WARRANT CERTIFICATE

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO OFFER, TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

VOID AFTER DECEMBER 1, 2030

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depository with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depository or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

Exhibit B-1

No. ______________

CUSIP No.____________

WARRANT TO PURCHASE_________

SHARES OF COMMON STOCK

STEM, INC.

GLOBAL WARRANT TO PURCHASE COMMON STOCK

FORM OF FACE OF WARRANT CERTIFICATE

VOID AFTER DECEMBER 1, 2030

This Warrant Certificate (“Warrant Certificate”) certifies that ____________________ or its registered assigns is the registered holder (the “Warrantholder”) of a Warrant (the “Warrant”) of Stem, Inc., a Delaware corporation (the “Company”), to purchase the number of shares (the “Warrant Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company set forth above. This warrant expires on December 1, 2030 (such date, the “Expiration Date”), and entitles the holder to purchase from the Company the number of fully paid and non-assessable Warrant Shares set forth above at the exercise price (the “Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”), payable to the Company either by certified or official bank or bank cashiers check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

In lieu of paying the Exercise Amount as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement (as defined on the reverse hereof), each Warrant shall entitle the Warrantholder thereof, at the election of such Warrantholder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of the Warrant which when multiplied by the Current Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under the Warrant, in accordance with the Warrant Agreement.

No Warrant may be exercised after the Expiration Date. After the Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

Exhibit B-2

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated: _______________

STEM, INC.

By:
Name:
Title:

COMPUTERSHARE INC., and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Warrant Agent

By:
Name:
Title:

Exhibit B-3

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

STEM, INC.

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of 439,919 shares of common stock issued pursuant to that certain Warrant Agreement, dated as of the Issue Date (the “Warrant Agreement”), duly executed and delivered by the Company and Computershare Inc., a Delaware corporation (“Computershare”), and its Affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively as Warrant Agent (the “Warrant Agent”). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Warrantholders. A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Warrant Shares from the Company from the Initial Exercise Date through 5:00 p.m., New York City time, on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Warrantholder evidenced by this Warrant Certificate may exercise such Warrant by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, “Re: Warrant Exercise”, by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the Warrantholder;

(ii) delivering no later than 5:00 p.m., New York City time, on the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent; and

(iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

In lieu of paying the Exercise Amount as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement, each Warrant shall entitle the Warrantholder thereof, at the election of such Warrantholder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of the Warrant which when multiplied by the Current Market Price of the Warrant Shares (or the Market Price with respect to Warrant Shares other than shares of Common Stock, as applicable) is equal to the aggregate Exercise Price in accordance with the Warrant Agreement, and such withheld Warrant Shares shall no longer be issuable under the Warrant. Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of such adjustment provided for in Section 11 of the Warrant Agreement at the time of such Cashless Exercise, Warrant Shares include a cash component and the Company would be required to pay cash to a Warrantholder upon exercise of Warrants.

Exhibit B-4

In the event that upon any exercise of the Warrant evidenced hereby the number of Warrant Shares actually purchased shall be less than the total number of Warrant Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the Warrantholder hereof, or such Warrantholder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the Warrant Shares not so purchased. No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of this Warrant. After the Expiration Date, unexercised Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depository may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Warrant Agreement. The securities represented by this instrument (including any securities issued upon exercise hereof) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and were issued pursuant to an exemption from the registration requirement of Section 4(a)(2) of the Securities Act, such holder may not be able to sell or transfer any securities represented by this instrument (including any securities issued upon exercise hereof) in the absence of an effective registration statement relating thereto under the Securities Act and in accordance with applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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Exhibit B-5

EXHIBIT C

FORM OF ELECTION TO EXERCISE BOOK-ENTRY

WARRANTS (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Statement, to purchase __________ newly issued shares of Common Stock of STEM, INC. (the “Company”) at the Exercise Price as specified and adjusted pursuant to the Warrant Agreement.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $_______ by certified or official bank or bank cashier’s check payable to the order of the Company, or through a Cashless Exercise (as described below), no later than 5:00 p.m., New York City time, on the Settlement Date.

Upon exercise of the right to purchase __________ newly issued shares of Common Stock of the Company at the Exercise Price as specified and adjusted pursuant to the Warrant Agreement, the undersigned and the undersigned’s Attribution Parties (as defined in the Warrant Agreement), collectively, will:

[Check One]

—	not beneficially own shares of Common Stock of the Company in excess of the Beneficial Ownership Limitation (as defined in the Warrant Agreement); or

—	beneficially own shares of Common Stock of the Company in excess of the Beneficial Ownership Limitation.

Please check if the undersigned, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Warrant which when multiplied by the Current Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares shall no longer be issuable under the Warrant.

Exhibit C-1

The undersigned requests that a certificate representing the shares of Common Stock be delivered as follows:

Name

Address: ___________________________________

Delivery Address (if different):__________________

If such number of shares of common stock is less than the aggregate number of shares of common stock purchasable hereunder, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name

Address: ___________________________________

Delivery Address (if different):__________________

Social Security or Other Taxpayer Identification Number of Warrantholder:_____________________

Signature

Note: The above signature must correspond with the name as written upon the Warrant Statement in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the shares of common stock or any Warrant Statement representing Warrants not exercised is to be registered in a name other than that in which this Warrant Statement is registered, the signature of the holder hereof must be guaranteed.

Exhibit C-2

SIGNATURE GUARANTEED

By:

Signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program, or the New York Stock Exchange, Inc. Medallion Signature Program.

Exhibit C-3

EXHIBIT D

FORM OF ELECTION TO EXERCISE DIRECT REGISTRATION WARRANTS

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

STEM, INC.

Warrants to Purchase _______ Shares of Common Stock

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by _______ Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase newly issued shares of Common Stock of STEM, INC. (the “Company”) at the Exercise Price as specified and adjusted pursuant to the Warrant Agreement.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $_____ by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose or through a Cashless Exercise (as described below), no later than 5:00 p.m., New York City time, on the Settlement Date.

Upon exercise of the right to purchase _________ newly issued shares of Common Stock of the Company at the Exercise Price as specified and adjusted pursuant to the Warrant Agreement, the undersigned and the undersigned’s Attribution Parties (as defined in the Warrant Agreement), collectively, will:

[Check One]

—	not beneficially own shares of Common Stock of the Company in excess of the Beneficial Ownership Limitation (as defined in the Warrant Agreement); or

—	beneficially own shares of Common Stock of the Company in excess of the Beneficial Ownership Limitation.

Please check if the undersigned, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Warrant which when multiplied by the Current Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares shall no longer be issuable under the Warrant.

Exhibit D-1

The undersigned requests that the shares of common stock purchased hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the shares of common stock are evidenced by global securities, the shares of common stock shall be registered in the name of the Depository or its nominee.

Dated: ___________________

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

(PLEASE PRINT)

ADDRESS

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITORY ACCOUNT NO.:

Exhibit D-2

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANTHOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME (PLEASE PRINT)

(CONTACT NAME)

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITORY ACCOUNT NO.:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: (PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

Exhibit D-3

NUMBER OF WARRANTS BEING EXERCISED (ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed BY:

Signatures must be guaranteed by a participant in the Securities Transfer

Agents Medallion Program, the Stock Exchanges Medallion Program,

or the New York Stock Exchange, Inc. Medallion Signature Program.

Exhibit D-4

EXHIBIT E

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED WARRANTHOLDER IF

SUCH WARRANTHOLDER DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

______ Warrants to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint ______________ attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

In connection with any transfer of this Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1) —	to the Company; or

(2) —	to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) for transfers where an exemption under Rule 144A is available; or

(3) —

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7), (8), (9), (12) or (13) under the Securities Act) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company); or

(4) —	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

Exhibit E-1

(5)	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

—	The transferee is an Affiliate of the Company.

Unless one of the foregoing items (1) through (5) is checked, the Company may refuse to register any Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if item (2), (3) or (4) is checked, the Company may require, prior to registering any such transfer of this Warrant, in their reasonable discretion, such written legal opinions, certifications (including an investment letter in the case of box (2), (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:

Signature

Social Security or Other Taxpayer Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer

Agents Medallion Program, the Stock Exchanges Medallion Program,

or the New York Stock Exchange, Inc. Medallion Signature Program.

Exhibit E-2